                         AMENDED AND RESTATED AGREEMENT

         This AGREEMENT is entered into as of the 16th day of April, 1999, by and among Telecorp Communications, Inc., a Delaware corporation, with a principal place of business at 1010 North Glebe Road, 8th Floor, Arlington, Virginia 22201 ("TELECORP"), Triton PCS, Inc., a Delaware corporation, with a principal place of business at 375 Technology Drive, Malvern, Pennsylvania 19355 ("TRITON"), Tritel Communications, Inc., a Delaware corporation, with a principal place of business at 1080 River Oaks Drive, Suite B-100, Jackson., Mississippi 39208 ("TRITEL") and Affiliate License Co., L.L.C. a Delaware limited liability company, with a place of business at 1010 N. Glebe Road, 8th Floor, Arlington, Virginia 22201 ("Holding Company").

         WHEREAS, TRITON, TRITEL and TELECORP have individually been licensed by AT&T Corp., through individual Network Membership License Agreements ("AT&T License"), to use certain AT&T service marks ("The Licensed AT&T Marks") in connection with telecommunications services;

         WHEREAS, the parties desire to use the marks SUNCOM, SUNCOM WIRELESS and other SUNCOM- and SUN-formative marks (collectively, "the SUNCOM Marks") in connection with telecommunications services and in connection with The Licensed AT&T Marks, all in such a way that each party's licensed territory will not overlap with another party's licensed territory;

         WHEREAS, TRITON and TELECORP entered an Agreement with each other on December 21, 1998 ("the December 21, 1998 Agreement"), in which they stated their intent to expand that Agreement to include TRITEL, assuming that TRITEL satisfied certain conditions enunciated therein;

     WHEREAS, TRITEL having satisfied such conditions, the parties wish to restate and amend the December 21, 1998 Agreement between TRITON and TELECORP as set forth herein;

     WHEREAS, TRITON filed U.S. Trademark Application Ser. No. 75/531,537, on August 13, 1998, for the mark SUNCOMM, for wireless telecommunications services; U.S. Trademark Application Ser. No. 75/548,866, on September 4, 1998, for the mark SUNCOM for wireless telecommunications services; U.S. Trademark Application Ser. No. 75/563,055, on October 2, 1998, for the mark SUNCOM WIRELESS and Design, for wireless telecommunications services; U.S. Trademark Application Ser. No. 75/550,276, on September 9, 1998, for the mark SUN WIRELESS, for wireless telecommunication services; U.S. Trademark Application Ser. No. 75/568,694, on December 11, 1998, for the mark EVERYTHING UNDER THE SUN, for wireless telecommunication services; U.S. Trademark Application Ser. No. 75/590,913, on December 2, 1998, for the mark SUNCOM PLUS, for wireless telecommunication services; U.S. Trademark Application Ser. No. 75/591,452, on December 2, 1998, for the mark SUNSURE, for wireless telecommunication services; U.S. Trademark Application Ser. No. 75/591,455, on December 2, 1998, for mark SUNCOM CONNECT, for wireless telecommunication services; U.S. Trademark Application Ser. No. 75/591,456, on December 2, 1998, for the mark SUNCALL ONE, for wireless telecommunication services; U.S. Trademark Application Ser. No. 75/591,457, on December 2, 1998, for the mark SUNCOM PRE-PAY, for wireless telecommunication services; U.S. Trademark Application Ser. No. 75/591,488, on December 2, 1998, for the mark SUNBOND, for wireless telecommunication services; U.S. Trademark Application Ser. No. 75/595,868, on December 8, 1998, for the mark SUNCOM TECHFUND, for wireless telecommunication services; U.S. Trademark Application Ser. No. 75/626,826, on

January 28, 1999, for the mark SUNCOM FLAT RATE, for wireless telecommunication services; and an application filed on March 3, 1999 (serial number not yet assigned), for the mark SUNCOM and Design, for wireless telecommunication services (collectively "TRITON's Applications");

         WHEREAS, on April 16, 1999, TRITON became the owner-by-assignment of all right, title and interest in and to the SUNCOM-formative marks and names, as well as the goodwill pertaining thereto, as previously owned by SunCom Telecommunications, Inc. (collectively, "the SunCom Telecommunications Marks," which are a wholly-encompassed subset of the SUNCOM Marks defined above);

         WHEREAS, TRITON, TELECORP and TRITEL have formed a new entity, the Holding Company, to be owned solely by TRITON, TELECORP and TRITEL, to own, register, and maintain the SUNCOM Marks and to license the SUNCOM Marks to TRITON, TELECORP and TRITEL on the terms stated herein;

         WHEREAS, TRITON has agreed to transfer all right, title and interest in and to the SunCom Telecommunications Marks and, upon initiation of bona fide use in commerce, the marks covered by TRITON's Applications and TRITON's Applications themselves, as well as the goodwill pertaining to all of the foregoing, to the Holding Company;

         WHEREAS, the parties desire to use and allow each other to use the SUNCOM Marks for telecommunications services on the terms stated herein and on terms consistent with each party's AT&T License; and

     NOW, THEREFORE, in consideration of the mutual promises and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:

     1. TRITON, TELECORP and TRITEL shall maintain the Holding Company to own and register the SUNCOM Marks for telecommunications and related services. The Holding Company shall be comprised of TRITON, TELECORP and TRITEL, who shall each appoint a representative to serve on the Board of Directors of the Holding Company. The removal of Directors and the filling of Director vacancies shall be done in accordance with the Holding Company's Operating Agreement. Meetings of the Board of Directors shall be held at locations and as frequently as established in the Holding Company's Operating Agreement. All actions of the Holding Company shall require the unanimous consent of the Board of Directors.

     2. The Holding Company shall grant and hereby grants to TRITON, TELECORP and TRITEL, and to no other entity, a royalty-bearing, transferrable license to use the SUNCOM Marks, including without limitation the SunCom Telecommunications Marks transferred pursuant to paragraph 3 by TRITON, on the terms and conditions stated herein, under the quality control standards established under the AT&T License and under such further and reasonable quality control standards approved by the Board of Directors of the Holding Company ("Alliance Quality Standards"), for a term to be established by the Holding Company, and in contemplation of only those royalties necessary to establish, support, and maintain the Holding Company, to maintain trademarks owned by the Holding Company, to defend against all challenges involving the Holding Company's trademarks, and to reimburse expenses of the parties for market research, creative, legal and other expenses associated with the SUNCOM Marks owned by the Holding Company. Said license shall be supplemented from time to time with additional terms and conditions that the parties deem appropriate. The terms and conditions of each party's license shall be substantially identical to the terms and conditions of each other party's licenses and no party shall be granted a license on terms and conditions materially less favorable than any other party or non-party entity. Notwithstanding any of the foregoing, the parties agree that the Board of Directors of the Holding Company shall be empowered to grant royalty-bearing licenses to additional non-party entities on terms and conditions agreeable to the Board of Directors. Within 10 days following the execution of this Agreement, TRITEL and TELECORP shall each pay to the Holding Company $325,000.00 as royalty payments for the use of the SunCom Telecommunications Marks. Within five (5) business days following receipt of those payments, the Holding Company shall pay said $650,000 to TRITON.

     3. In consideration of $650,000.00, and the right to use the marks as provided in paragraph 2, above, TRITON hereby assigns all right, title and interest in and to the SunCom Telecommunications Marks, including all of the goodwill pertaining thereto, to the Holding Company. TRITON also acknowledges that it grants to TELECORP effective as of the date of the December 21, 1998 Agreement, and grants to TRITEL as of January 7, 1999, and grants to the Holding Company as of the date hereof, separate perpetual, royalty-free licenses to use the marks covered by TRITON's Applications, under such reasonable quality control standards as are established under each of TELECORP's and TRITEL's AT&T License, respectively.

     4. TRITON represents and warrants that Amendments to Allege Use have been filed at the U.S. Patent and Trademark Office in connection with the pending TRITON's Applications for the following marks: SUNCOM, EVERYTHING UNDER THE SUN, and SUNSURE. TRITON hereby assigns to the Holding Company all right, title and interest in and to the marks covered by those three applications, and in and to the mark SUNCOM and Design as identified in the application for registration filed by TRITON on March 3, 1999, together with all of the goodwill and the applications for registration related thereto. Within 10 days following the execution of this Agreement, TRITON agrees to expressly abandon U.S. Trademark Application Ser. No. 75/531,537, for the mark SUNCOMM, as filed by TRITON on August 13, 1998. TRITON further agrees that, with regard to the remainder of TRITON's Applications not addressed above in this paragraph 4 ("Remaining Marks"), TRITON shall, within 30 days following first use in commerce of any of the Remaining Marks by any of the parties, file with the U.S. Patent and Trademark Office Amendments to Allege Use in connection with each of TRITON's Applications in which an applied-for Remaining Mark has been used in commerce, and, 10 days thereafter, assign to the Holding Company all right, title and interest in and to each of the Remaining Marks, together with all of the goodwill and the applications for registration related thereto. Upon the expiration of one year from the execution of this Agreement, TRITON agrees to expressly abandon those of TRITON's Applications for which no party has commenced use in commerce of an applied-for Remaining Mark.

     5. Subject to the provisions of paragraphs 12 and 13 below, each party agrees that it shall use the SUNCOM Marks solely in connection with the marks licensed for use pursuant to each party's AT&T License. Each party further agrees that it shall avoid use of the SUNCOM Marks in a way that is prohibited pursuant to the AT&T License or is otherwise reasonably objectionable to AT&T under the AT&T License, and each party further agrees that it shall use the SUNCOM Marks under the quality control standards established in the AT&T License and under such further reasonable quality control standards that may be established by the Board of Directors of the Holding Company.

     6. Except as otherwise expressly provided by this Agreement or by the license contemplated and granted hereunder, each party agrees that it will not use any trademark, service mark, trade name, insignia, logo or other designation that is confusingly similar to, or a colorable imitation of, any of the SUNCOM Marks. The provisions of this paragraph shall survive termination of this Agreement, as well as termination of a party's license hereunder.

     7. Each party agrees that it shall use reasonable efforts to avoid use of the SUNCOM Marks in a manner that may be deemed immoral, deceptive, or scandalous, or otherwise such that the use of the SUNCOM Marks or a composite mark of which SUNCOM is a part, would be unregistrable under 15 U.S.C. ss. 1052. The parties further agree that, as required by the Holding Company, they will use reasonable efforts to use appropriate symbols (i.e., TM, SM, or (R), as appropriate) in connection with the SUNCOM Marks.

     8. Each party agrees that the goodwill developed through its use of the SUNCOM Marks under this Agreement and under the license contemplated hereunder shall inure to the Licensor, Holding Company.

     9. Each party agrees that it will cooperate with reasonable requests from the Holding Company for actions reasonably necessary to secure and maintain Holding Company's rights in and to the SUNCOM Marks and Holding Company's registration and attempts to register same. Each party further agrees that it will not attack, and will not cause an attack to be taken, against Holding Company's exclusive right, title and interest in and to the SUNCOM Marks, nor will any party challenge or cause a challenge to be taken against the validity of the SUNCOM Marks or any resulting registrations thereof. The provisions of this paragraph shall survive termination of this Agreement, as well as termination of a party's license contemplated hereunder.

     10. Each party agrees that it shall comply with all applicable laws and regulations of governmental bodies or agencies in its performance under this Agreement and in its performance under the license contemplated and granted hereunder.

     11. Each party agrees that the territory in which it can use the SUNCOM Marks ("Territory") is limited to the territory granted to each party by AT&T under the AT&T License. The parties further agree that each party may expand its Territory ("Expanded Territory") to geographic areas in which (1) that party has secured all necessary governmental and other licenses to operate and offer the telecommunications services rendered under the SUNCOM Marks; (2) that party is permitted to use the marks licensed by AT&T under that party's AT&T License; and
(3) no other party has already begun to use any of the SUNCOM Marks, pursuant to the terms of this Agreement, in the Expanded Territory, unless such other party consents to the proposed use in the Expanded Territory.

     12. Except to the extent that all parties agree in writing otherwise, whenever a party's ("Terminated Party") AT&T License is terminated because of that party's breach of a material term of its AT&T License, or if a party shall otherwise violate a material term of this Agreement, the parties agree that the Terminated Party's right to use the SUNCOM Marks shall also immediately terminate, and the Terminated Party shall immediately cease and desist use of the SUNCOM Marks. If TRITON, TELECORP and TRITEL become Terminated Parties, the parties shall endeavor, through the Holding Company, to establish new terms and conditions for use of the SUNCOM Marks such that the SUNCOM Marks shall not be deemed abandoned.

     13. Notwithstanding the provisions of paragraphs 11 and 12, the parties agree that a Terminated Party shall be permitted to continue to use the SUNCOM Marks so long as (1) such continued use does not affect or limit any other party's ability to use or to continue to use the SUNCOM Marks, and (2) the Terminated Party uses its best efforts to establish a new AT&T License. If, after a reasonable time, which reasonableness shall be judged by the non-Terminated Parties, the Terminated Party is unable to re-secure an AT&T License, the Terminated Party shall be permitted to use the SUNCOM Marks anywhere except within the non-Terminated Parties' licensed Territory and only so long as the Terminated Party continues to meet the Alliance Quality Standards, with the understanding that the Alliance Quality Standards may not change after the effective date of termination of the AT&T License unless the changed limitations also apply to non-Terminated Parties and are in no way unique to or tied in any other way to the terms of an AT&T License, and with the additional understanding that upon a party becoming terminated and being unable to resecure an AT&T License as contemplated in this paragraph 13, the non-Terminated Parties' Territories shall, for purposes of this Agreement, no longer be restricted by the geographic scope of their respective AT&T Licenses as otherwise provided in paragraph 11. Notwithstanding the foregoing, the Terminated Party shall cease use of the SUNCOM Marks in the event that a non-Terminated Party is enjoined in a final judgment from using the SUNCOM Marks because of the Terminated Party's continued use of the SUNCOM Marks.

     14. The parties agree that they will cooperate with each other and with the Holding Company in challenging any infringements of the SUNCOM Marks and in defending against charges of trademark infringement. Such cooperation shall include providing prompt notice to all other parties and to the Holding Company of all uses of any of the SUNCOM Marks which may create a likelihood of confusion with the use of any of the SUNCOM Marks by the parties or the Holding Company or which are otherwise inconsistent with the terms of, or the parties' intentions under, this Agreement. The parties shall fund efforts to challenge infringements and to defend against charges of infringement, on a pro rata basis, through the Holding Company, and upon such ocher terms agreed to by the Board of Directors.

     15. The parties agree that, upon approval by all parties to this Agreement and consistent with the parties' obligations under each party's AT&T License, the Holding Company can permit a party to expand its Territory or otherwise deviate from the terms and conditions stated herein. Said approval from the Holding Company shall be in writing, and a copy of said written approval shall be provided to every other party.

     16. To the extent that there are disagreements among the parties about the interpretation or effect of this Agreement, the decision of the Board of Directors of the Holding Company shall control the resolution of such disputes. This Agreement shall be interpreted according to the laws of Delaware.

     17. Each party agrees that it shall not sublicense any rights granted hereunder. The parties also agree, however, that the license contemplated hereunder shall inure to the benefit of the parties' successors-in-interest, unless prohibited under the AT&T License.

     18. The parties agree that they shall share in the costs, on terms and conditions to be established by the Holding Company, related to advertising and other promotional efforts that are undertaken for the benefit of, and with the knowledge and consent of, multiple parties.

     19. The parties agree that the Board of Directors of the Holding Company shall be empowered to establish guidelines and resolve difficulties in relation to operational issues, including but not limited to, internet addresses, telephone contact numbers, misdirected inquiries and customer care calls and other issues related to ensuring that the public is able to efficiently contact a party intended to be contacted.

     20. The parties agree that whenever notice is required or permitted to be provided under this Agreement, said notice shall be deemed effective when delivered, via overnight courier, to the following persons:



                           TeleCorp:    TeleCorp Communications, Inc.
                                        General Counsel
                                        1010 North Glebe Road
                                        8th Floor
                                        Arlington, Virginia 22201

                                        With a copy to:

                                        Robert W. Zelnick, Esq.
                                        McDermott, Will & Emery
                                        600 13th Street, N.W.
                                        Washington, DC 20005

                           Triton:      Triton PCS Inc.
                                        375 Technology Drive
                                        Malvern, PA 19355

                                        With a copy to:

                                        Jay R. Goldstein, Esq.

                                        Kleinbard, Bell & Brecker, L.L.P.
                                        1900 Market Street, Suite 700
                                        Philadelphia, PA 19103

                           Tritel:      James H. Neeld, IV, Esq.
                                        Tritel Communications, Inc.
                                        1080 River Oaks Drive, Suite B-100
                                        Jackson, MS 39208

                                        With a copy to:

                                        Shannon T. Vale, Esq.
                                        Arnold, White & Durkee
                                        600 Congress Ave.
                                        Suite 1900
                                        Austin, TX 78701

Notice to the Holding Company shall be effective when notice is delivered to each of the parties, as provided above.

     21. The parties agree that they shall cooperate with each other to produce a joint press release, reasonably acceptable to all parties, to announce the launch of products and services offered or to be offered under any of the SUNCOM Marks.

IN WITNESS WHEREOF, the parties hereto hereby execute this Agreement by their authorized representatives as of the date first set forth above.

                                          TELECORP COMMUNICATIONS, INC.

                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                          TRITON PCS, INC.

                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                          TRITON COMMUNICATIONS, INC.

                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                          AFFILIATE LICENSE CO., L.L.C.

                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------